UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

PRECIGEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On December 2, 2020, Precigen, Inc. (the “Company”) entered into an agreement (the “Agreement”) with two entities affiliated with Harvest Capital Strategies, LLC (the “Harvest Funds”) to resolve matters related to the parties’ contractual and equity relationships and to settle claims made in connection with the previously disclosed notice of arbitration the Company received from the Harvest Entities on July 10, 2020. The notice of arbitration was provided pursuant to the Collaboration Investment Opportunity Agreement dated March 13, 2015.

Pursuant to the Agreement, the Company will issue an aggregate of 2,117,264 shares (the “Shares”) of its common stock to the Harvest Funds in consideration of (i) termination of three exclusive channel collaborations (“ECCs”) between the Company and entities affiliated with the Harvest Funds, and the reversion of technology rights to the Company pursuant to the terms of each ECC agreement and (ii) the transfer to the Company of the Harvest Funds’ membership interests in Intrexon Energy Partners II, LLC, a joint venture formed to utilize the Company’s methane bioconversion platform technology for the production of 1,4-butanediol. The Agreement also contains mutual irrevocable and unconditional releases of claims.

The Company will issue the Shares within 15 days of the execution of the Agreement, in reliance on the exemptions from registration provided for by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as a private placement to accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: December 2, 2020